UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15 (d)
                    of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 11, 1998
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Commission File Number:   0-26508
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                             PURETEC CORPORATION
                             -------------------
            (Exact name of Registrant as specified in its charter)


           DELAWARE                                           22-3376449
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(State or other jurisdiction of                             (IRS Employer
incorporation or organization)                           Identification No.)


                  65 Railroad Avenue, Ridgefield, New Jersey 07657
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                   (Address of principal executive offices)


Registrant's telephone number, including area code: (201)941-6550
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Item 5.  Other Events


         PureTec Corporation (the "Company") recently received a letter from a customer claiming damages, in an amount yet to be determined, but initially expected to be in the range of $1 million to $10 million, relating to an alleged defective product sold by Plastron, a division of the Company. The Company is currently investigating the merits of this claim and whether the claim is covered by insurance. The Company intends to contest this claim vigorously. There can be no assurances as to the ultimate outcome of this claim or its possible impact on the Company.

         In addition, on February 11, 1998 the Company issued the following press release:

         PureTec Corporation and Tekni-Plex, Inc. jointly announced today that PureTec's primary operating subsidiary, Plastic Specialties and Technologies ("PST"), in connection with the combined consent solicitation and tender offer for all of PST's 11.25% Senior Secured Notes due 2003 (the "Notes") launched on February 2, 1998, is increasing the tender price for the Notes by decreasing the number of basis points to be added to the yield of the 5 3/4% U.S. Treasury Note due December 31, 1998 from 100 basis points to 75 basis points in the formula described in the "Offer to Purchase and Consent Solicitation Statement" previously distributed to noteholders.
This has the effect of raising the tender price.

         As previously announced, the tender price will be calculated based on this formula at 12:00 noon, New York City time, on February 13, 1998, ten business days before the tender offer is scheduled to expire on March 2, 1998. The tender price will be payable to noteholders who validly tender and do not validly withdraw their Notes prior to the expiration time. The consent solicitation will expire on the later to occur of PST receiving a majority of consents from noteholders or February 13, 1998, unless extended or terminated. Prior to noon, New York City time, on February 13, 1998, an estimate of the tender price may be obtained by calling J.P. Morgan at (212) 483-2323. Other details of the tender offer and consent solicitation are explained in the "Offer to Purchase and Consent Solicitation Statement."

         The tender offer and consent solicitation has been undertaken in connection with the proposed merger of PureTec and a subsidiary of Tekni-Plex. Both PureTec and Tekni-Plex hold leading positions in a number of related markets for plastic products and materials.

                                  SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             PURETEC CORPORATION


                             By: /s/ Thomas V. Gilboy
                                 ----------------------------------------------
                                     Thomas V. Gilboy
                                     Chief Financial Officer and Vice President

Dated: February 13, 1998